Exhibit 16(c)(xvi)

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Project Savanna PROCESS UPDATE APRIL 12, 2024 HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Confidential Treatment Requested on 4 pages, confidential information filed separately with the SEC

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY 2 Executive Summary ƒ Each party has been informed of the April 29th bid date ƒ Contract markups have been requested by April 22nd ƒ Management has been facilitating diligence calls and providing responses to information requests Situation Update Next Steps ƒ Claritas ‒ Management addressing open information requests and scheduling diligence calls within functional diligence areas (finance, accounting, tax, tech, HR, insurance, etc.) ‒ Management has been facilitating business overview calls with Claritas’ potential equity sources (Altaris, ) ƒ ‒ Management scheduling a follow-up diligence call to discuss key Coaching / Marketplace clients ‒ Otherwise currently no open information requests ƒ ‒ Management addressing open information requests and scheduling diligence calls within segment and functional diligence areas (finance, accounting, tax, HR, insurance, etc.) ƒ Management is working with FTI to produce by next week a ‘QoE-lite’ data package ‒ Providing monthly 2023 financials by segment / consolidated, reported and adjusted ‒ Detailed working capital and capex schedule by segment ‒ Following completion and delivery of the package, management will schedule Financial due diligence calls with buyers *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Open Diligence Requirements: Claritas Capital 3 ƒ Equity partner calls (Altaris, ) ‒ Altaris follow-up 90-minute call to discuss the Provider segment (to be scheduled) ‒ Altaris follow-up 60-minute call to discuss the Enterprise segment (to be scheduled) ‒ Claritas has flagged that equity partners will likely require follow-up calls as diligence progresses ƒ Financial diligence calls (Grant Thornton) ‒ Financial diligence 3-4 hour call with Savanna management (to be scheduled) ‒ Claritas has flagged that there may be additional Financial due diligence follow-up calls ƒ Technology diligence calls (Liberty IT) ‒ 2-hour call to discuss company overview and application landscape (to be scheduled) ‒ Proprietary technology assessments and product demos (to be scheduled) ‒ 90-minute call to discuss software/application development processes, IT roadmap, IT organization and vendors, and technology financials Diligence Calls Diligence Requests ƒ Claritas: Financial and commercial diligence questions ƒ Altaris: Business and finance data requests ƒ Grant Thornton: Financial and tax diligence ƒ Liberty: Technology diligence ƒ Hub International: HR diligence (focus on benefits and 401(k) plans) ƒ Ropes & Gray: Legal diligence *Confidential treatment requested

*Confidential treatment requested

HIGHLY CONFIDENTIAL
DRAFT FOR DISCUSSION
SUBJECT TO CHANGE
NFORMATIONAL PURPOSES ONLY

Open Diligence Requirements: [redacted]

Diligence Calls	▪ **Provider calls** – Virtual 90-minute call (tentatively scheduled for 4/18, 1:30-3:00pm ET) – In-person session (tentatively scheduled for 4/24, starting at 9:00am ET) ▪ **Life Sciences calls** – Virtual 90-minute call (tentatively scheduled for 4/18, 3:00-4:30pm ET) – In-person session (tentatively scheduled for 4/23, starting at 9:00am ET) ▪ **Enterprise call** – Virtual call to discuss Enterprise segment: top customers, cost structure, sales, and pipeline (to be scheduled) ▪ **Financial + Tax diligence calls** (Deloitte) – **Financial diligence:** 1-hour kick-off call with Savanna management (to be scheduled) – Follow-up financial diligence call following receipt of updated databook (to be scheduled) – **Tax diligence:** 90-minute call with management and EY (to be scheduled)
Diligence Requests	▪ Priority diligence requests – 2023 FY actual and 2024 YTD actual financials – 2023 audit workpapers – Full Provider revenue cube – Unblinded customer lists ▪ Deloitte: Financial, tax, and operational diligence ▪ Arthur Gallagher: Human capital and property & casualty insurance diligence ▪ K&E: Legal diligence (questions / tracker to be provided week of 4/8) ▪ Background checks of key management (to be performed week of 4/15 or 4/22)

Houlihan Lokey | 4

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Open Diligence Requirements: 5 ƒ Business Diligence call with Savanna management (scheduled for Friday 4/12, 2:00-2:30pm ET) ‒ ‘More detailed’ discussion of key Coaching / Marketplace clients ( ) ‒ Relative revenue size of the various types of programs being offered to each client by coaching/marketplace segment (i.e., lifestyle coaching, disease management, fitness, screenings, condition-specific programs such as diabetes, anxiety, eat right now, tobacco, financial well-being, etc.). ‒ Program performance trends (in terms of # of engaged members vs. # of eligible members), additional clarity on how engagement is defined (telephonic vs. digital) and tied to pricing conventions for each customer ‒ Pricing conventions - engagement vs. eligibility pricing models; additional specificity on how each model is structured ‒ Performance Guarantee/ROI measures being provided; average fees at risk, historical fees paid out annually Diligence Calls ƒ None currently open Diligence Requests *Confidential treatment requested